SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 4.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     On June 12, 2003, the Company issued a press release announcing that the Company had entered into an agreement to sell $60 million of convertible subordinated notes ($80 million if the initial purchasers’ option is exercised in full) in a Rule 144A offering. Approximately $5.3 million of the proceeds will be used to repurchase 1.1 million shares of common stock concurrently with the offering. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

     99.1 Press Release of Guilford Pharmaceuticals Inc. issued June 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC

Dated: June 17, 2003	By:	/s/ Asher M. Rubin
Asher M. Rubin Vice President, Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description	Page

99.1	Press Release dated June 12, 2003	5